UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2013

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of SafeStitch Medical, Inc. (the “Company”) held on June 18, 2013, the Company’s stockholders considered one proposal.

Proposal 1 – Election of seven members to the Company’s Board of Directors to serve until the 2014 Annual Meeting of Stockholders.

The results of the voting were as follows:

Election of Directors	For	Withheld
Jane H. Hsiao, Ph.D.	51,106,119	90,097
Jeffrey G. Spragens	51,194,590	1,626
Charles J. Filipi, M.D.	51,194,590	1,626
Chao C. Chen, Ph. D.	51,191,490	4,726
Richard C. Pfenniger. Jr.	51,194,590	1,626
Steven D. Rubin	51,106,119	90,097
Kevin T. Wayne, D.B.A.	51,194,590	1,626

Based on the votes set forth above, the director nominees were duly elected.

There were no broker non-votes for this proposal. No other matters were considered or voted upon at the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

June 18, 2013	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer